Exhibit 99.1

CareCloud Announces Conversion of Series A Preferred Stock

SOMERSET, N.J., March 6, 2025 (GLOBE NEWSWIRE) – CareCloud, Inc. (the “Company”) (Nasdaq: CCLD, CCLDO, CCLDP), a leader in healthcare information technology and generative AI solutions for medical practices and health systems nationwide, announced today (the “Mandatory Exchange Date”) that it effected the mandatory conversion (the “Conversion”) of shares of its 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Preferred Stock”), into the Company’s Common Stock, $0.001 par value per share (the “Common Stock”).

“We are excited to announce this conversion, which will eliminate approximately $7 million or more in annual dividend obligations, freeing us to reinvest this capital in our growth,” said Norman Roth, Interim Chief Financial Officer and Corporate Controller of CareCloud. “Further, this conversion will provide us with a cleaner capital structure and good flexibility from which to continue creating value for our shareholders.”

The Company’s Board of Directors elected to exercise its conversion rights, which provide for the conversion of each share of Preferred Stock into 7.3358 shares of Common Stock, inclusive of all accumulated and unpaid dividends. Any fractional shares of Common Stock which would otherwise be issuable will be rounded up to the next whole share of Common Stock. Dividends on converted shares will cease to accrue on the Mandatory Exchange Date.

The Conversion will be effective at 4:01 p.m. Eastern Time on March 6, 2025. Individual shareholders who, as of the Mandatory Exchange Date, owned at least 100,000 shares of Preferred Stock will not have their shares of Series A Preferred Stock automatically converted to Common Stock so long as they were held by the Company’s transfer agent, and presently retain the limited right to object to the Conversion.

Additional information regarding the Conversion can be found in the Amended and Restated Certificate of Designations, Preferences, and Rights of the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, which is available on the website of the Securities and Exchange Commission.

About CareCloud

CareCloud brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care, while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health at www.carecloud.com.

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Disclaimer

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “forecasts,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of pandemics on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

nroth@carecloud.com

Investor Contact:

Stephen Snyder

Co-Chief Executive Officer

CareCloud, Inc.

ir@carecloud.com